SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 18, 2012

RED METAL RESOURCES LTD.
(Exact name of registrant as specified in Charter)

Nevada	000-52055	20-2138504
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

195 Park Avenue
Thunder Bay
Ontario, Canada P7B 1B9
(Address of Principal Executive Offices)

807-345-5380
(Issuer Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2 below).

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

[  ] Pre-commencement communications pursuant to Rule 13e-(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On May 18, 2012 the stockholders of Red Metal Resources Ltd. (the “Company”) approved the Amended and Restated Red Metal Resources Ltd. 2011 Equity Incentive Plan (the “Plan”).  The Plan became effective on the date of its approval by the Company’s stockholders.  The Plan is governed by the board of directors or by a committee to be appointed by the board of directors and provides for the award of stock options only.  No option award may be granted for a term exceeding 10 years.  Persons eligible to receive awards under the Plan include officers, directors and consultants.  The aggregate number of the Company’s shares which may be awarded under the Plan may not exceed 10% of the aggregate number of shares issued and outstanding from time to time and the total number of shares which may be reserved for issuance to any one individual under the Plan may not exceed 5% of the outstanding shares in any 12 month period.  Furthermore, with respect to the Company’s officers and directors, the maximum number of shares which may be issued under the Plan, together with any other previously established or proposed share compensation arrangements, within any one year period, may not be more than 10% of the outstanding shares and the maximum number of shares which may be issued to any one insider under the Plan, together with any other previously established or proposed share compensation arrangements, within a one year period shall be 5% of the shares outstanding at the time of the grant.  The exercise price for the shares underlying each option shall be determined by the board of directors or the committee, as applicable, on the basis of the market price, where “market price: shall mean the prior trading day closing price of the shares on any stock exchange on which the shares are listed or the last trading price on the prior trading day on any dealing network where the shares trade, and where there is no such closing price or trade on the prior trading day, “market price” shall mean the average of the daily high and low board lot trading prices of the shares on any stock exchange on which the shares are listed or dealing network on which the shares trade for the five immediately preceding trading days.  In the event the shares are listed on the TSX Venture Exchange, the price may be the market price less any discounts from the market price allowed by the TSX Venture Exchange, subject to a minimum price of $0.10.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On May 18, 2012 the Company held its annual meeting of stockholders.  At the annual meeting, the following matters were approved by the stockholders:

Proposal	For	Against	Withheld/Abstain

Election of the following Directors:
Caitlin Jeffs	10,581,521		2,212
Michael Thompson	10,581,599		2,134
John Da Costa	10,581,599		2,134
Adoption of the Amended and Restated Red Metal Resources Ltd. 2011 Equity Incentive Plan	10,579,255	4,443	35
Ratification of Dale Matheson Carr-Hilton LaBonte LLP as the Auditors for the 2013 Fiscal Year	10,604,756	41	42

There were 21,206 broker non-votes relating to the election of directors and 21,206 broker non-votes relating to the adoption of the Amended and Restated Red Metal Resources Ltd. 2011 Equity Incentive Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 22, 2012

RED METAL RESOURCES LTD.

By:	/s/ Caitlin Jeffs
Caitlin Jeffs
Chief Executive Officer and President